Exhibit 10.3

AMENDMENT TO AGREEMENT FOR SALE OF COMMERCIAL TIME

This Amendment dated as of May 31, 2019 by and between Nexstar Broadcasting, Inc., as successor-in-interest to Nexstar Broadcasting of Wichita Falls, L.P. (“Nexstar”), and Mission Broadcasting, Inc., as successor-in-interest to Mission Broadcasting of Wichita Falls, Inc. (“Mission”) is made to that certain Agreement for Sale of Commercial Time dated June 1, 1999, as amended and extended (the “Agreement”).

WHEREAS, the Agreement expires by its terms on May 31, 2019; and

WHEREAS, Nexstar and Mission desire to extend the Agreement for two additional terms.

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1.

Paragraph 1 of the Agreement (Term of the Agreement) is hereby amended to provide that upon the expiration of the current term, the term of this Agreement will be extended for an additional eight (8) year term (the “Renewal Term”); and that upon expiration of the Renewal Term, unless otherwise terminated by either Party, the term of the Agreement will be extended automatically for an additional eight (8) year term.

2.	As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the Parties have executed this Shared Services Agreement as of the date first written above.

MISSION BROADCASTING, INC.

By:	/s/ Dennis Thatcher
Name:	Dennis Thatcher
Title:	President

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas R. Carter
Name:	Thomas R. Carter
Title:	EVP and Chief Financial Officer